Exhibit 8.2

                         Amendment to Custodian Contract

     AMENDMENT dated October 24, 1991, of a certain Custodian Agreement dated March 10, 1988, (the "Custodian Agreement") between Phoenix Total Return Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian").

                                   WITNESSETH:

     WHEREAS, the Fund and the Custodian desire to amend the Custodian Agreement in order to provide for the lending of securities;

     NOW, THEREFORE, the Fund and the Custodian hereby agree that said Custodian Agreement shall be amended by adding the following new Section 18:



     LOANS OF SECURITIES. As directed in writing by the Fund, the Custodian shall participate in a securities lending program sponsored and administered by the Custodian (the "Program"), and in connection therewith, the Custodian is authorized to release and deliver securities and return collateral received for loaned securities in accordance with the provisions of the Securities Lending Authorization Agreement between the Custodian and the Fund.

     IN WITNESS WHEREOF; the Fund and the Custodian have caused this amendment to be executed and their seals affixed by their duly authorized representative, as of the day and year first above written.



                                            PHOENIX TOTAL RETURN FUND, INC.



ATTEST: /s/ Patricia O. McLaughlin          By: /s/ Philip R. McLoughlin
        --------------------------              ------------------------------

Title: Assistant Secretary                  Title: President
       ---------------------------                 ---------------------------


                                            STATE STREET BANK AND TRUST COMPANY


ATTEST: /s/ Denise M. Comeau                By: /s/ Charles R. Whittemore Jr.
        --------------------------              ------------------------------

Title: Assistant Secretary                  Title: Vice President
       ---------------------------                 ---------------------------


78C389
WP1566/2